March 8, 2012

Cytori Provides Strategic Outlook, Near Term Objectives and Reports Year-End 2011 Results

SAN DIEGO - In 2011, Cytori Therapeutics (NASDAQ: CYTX) achieved important objectives towards validating Celution® technology in multiple large market indications, clarified the U.S. cardiovascular pathway with FDA, and raised cash to fund 2012 objectives.  In particular, the Company reported positive long-term outcomes from two clinical trials, initiated a European pivotal heart attack trial, and in January 2012 received FDA approval to initiate a U.S. clinical trial for chronic myocardial ischemia (CMI).

2012 Objectives

-
Advance product pipeline: Begin enrollment in our ATHENA U.S. CMI trial, broaden European CE Mark indications to include no-option CMI, expand the number of clinical trial centers enrolling patients in ADVANCE, and submit for a formal medical technology assessment in the UK for breast reconstruction to support reimbursement efforts;

-	Build commercial business toward profitability: Grow product revenue to at least $9 million, lower Sales & Marketing expenses, increase gross profit and expand market access;

-
Reduce operating expenses: Approximately $6 million reduction in Sales & Marketing and G&A expenses in 2012 to support an estimated $3 million increase in R&D to fund our cardiac cell therapy clinical trials;

-	Strengthen corporate foundation: Establish at least one new strategic partnership, obtain minimally dilutive or non-dilutive capital, and add new regulatory approvals.

“Cytori’s progress in 2011 has resulted in several visible milestones early in 2012, including approval to initiate our U.S. ATHENA trial, strengthening of our global patent position, and positive guidance by a UK reimbursement authority regarding breast reconstruction,” said Christopher J. Calhoun, chief executive officer of Cytori. “For 2012, our priorities will be to invest in our cardiac development pipeline, build market access for breast reconstruction, manage our commercial business toward growth and profitability, and strengthen our capital position through strategic partnerships.”

2011 Financial Results

Product revenues were $8.0 million in 2011 compared to $8.3 million in 2010. Gross profit on product sales was $4.1 million in 2011 compared to $4.3 million in 2010. Total operating expenses were $35.6 million in 2011, compared to $32.0 million in 2010. For the fourth quarter 2011, total operating expenses were $7.9 million, compared with $10.0 million in the fourth quarter of 2010. Net loss was $32.5 million, or ($0.61) per share, in 2011 compared to $27.5 million, or ($0.60) per share, for 2010. Net loss for the fourth quarter of 2011 was $6.9 million, or ($0.12) per share, compared to $9.3 million, or ($0.18) per share, in the fourth quarter of 2010. At the end of 2011, Cytori had $36.9 million in cash and cash equivalents, $2.3 million in accounts receivable, net of reserves, and added $4.0 million of additional cash subsequent to the end of the year from sales of common stock and option exercises.

“We implemented cost conserving measures in the second half of 2011, which were reflected in the reduction of total operating expenses in the fourth quarter,” said Mark E. Saad, chief financial officer. “These changes will result in lower Sales & Marketing and G&A costs in 2012, which will be partially offset by a planned increase in clinical expenses. Our commercial team will continue to build the foundation for formal product launches while targeting full year revenue growth. We anticipate continued variability in quarterly revenues and margins, and expect the majority of growth to occur in the second half of 2012.”

Conference Call Information and Shareholder Letter

Cytori will host a management conference call at 5:00 p.m. Eastern Time today to further discuss these results. The live audio webcast of the conference call may be accessed under "Webcasts" in the Investor Relations section of Cytori's website (http://ir.cytoritx.com). The webcast will be available live and by replay two hours after the call and archived for one year. More details on our business are contained in the ‘March 2012 Shareholder Letter' which is posted on the homepage of our Investor Relations website.

About Cytori

Cytori Therapeutics is developing cell therapies based on autologous adipose-derived regenerative cells (ADRCs) to treat cardiovascular disease and repair soft tissue defects.  Our scientific data suggest ADRCs improve blood flow, moderate the immune response and keep tissue at risk of dying alive. As a result, we believe these cells can be applied across multiple “ischemic” conditions. These therapies are made available to the physician and patient at the point-of-care by Cytori’s proprietary technologies and products, including the Celution® System product family. www.cytori.com

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position, such as the successful initiation of a clinical trial of the Company’s Celution® System for chronic myocardial ischemia, and our efforts to expand our CE Mark and  reduce operating expenses and increase revenues. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, the risk of natural disasters and other occurrences that may disrupt the normal business cycles in areas of our global operations, clinical and regulatory uncertainties, such as those associated with the ATHENA clinical trial, including risks in the collection and results of clinical data, final clinical outcomes, dependence on third party performance, successful implementation of our sales and marketing strategy, and other risks and uncertainties described under the "Risk Factors" section in Cytori's Securities and Exchange Commission Filings. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Contact:
Investors                                                      Media
Tom Baker                                               Megan McCormick
tbaker@cytori.com                                          mmccormick@cytori.com
+1.858.875.5258                                                      +1.858.875.5279

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2011 (Unaudited)	2010

Assets
Current assets:
Cash and cash equivalents	$36,922,000	$52,668,000
Accounts receivable, net of reserves of $474,000 and of $306,000 in 2011 and 2010, respectively	2,260,000	2,073,000
Inventories, net	3,318,000	3,378,000
Other current assets	837,000	834,000

Total current assets	43,337,000	58,953,000

Property and equipment, net	1,711,000	1,684,000
Restricted cash and cash equivalents	350,000	350,000
Investment in joint venture	250,000	459,000
Other assets	1,772,000	566,000
Intangibles, net	192,000	413,000
Goodwill	3,922,000	3,922,000

Total assets	$51,534,000	$66,347,000

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$5,334,000	$6,770,000
Current portion of long-term obligations	2,487,000	6,453,000

Total current liabilities	7,821,000	13,223,000

Deferred revenues, related party	3,520,000	5,512,000
Deferred revenues	5,244,000	4,929,000
Warrant liability	627,000	4,987,000
Option liability	1,910,000	1,170,000
Long-term deferred rent	504,000	398,000
Long-term obligations, net of discount, less current portion	21,962,000	13,255,000

Total liabilities	41,588,000	43,474,000

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; -0- shares issued and outstanding in 2011 and 2010	—	—
Common stock, $0.001 par value; 95,000,000 shares authorized; 56,594,683 and 51,955,265 shares issued and 56,594,683 and 51,955,265 shares outstanding in 2011 and 2010, respectively	57,000	52,000
Additional paid-in capital	252,338,000	232,819,000
Accumulated deficit	(242,449,000)	(209,998,000)

Total stockholders’ equity	9,946,000	22,873,000

Total liabilities and stockholders’ equity	$51,534,000	$66,347,000

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended December 31,		For the Years Ended December 31,
	2011 (Unaudited)	2010 (Unaudited)	2011 (Unaudited)	2010

Product revenues
Related party	$—	$9,000	$—	$590,000
Third party	2,076,000	2,369,000	7,983,000	7,664,000
	2,076,000	2,378,000	7,983,000	8,254,000

Cost of product revenues	944,000	1,175,000	3,837,000	3,908,000

Gross profit (loss)	1,132,000	1,203,000	4,146,000	4,346,000

Development revenues:
Development, related party	761,000	—	1,992,000	2,122,000
Research grants and other	1,000	158,000	21,000	251,000

	762,000	158,000	2,013,000	2,373,000
Operating expenses:
Research and development	1,956,000	2,661,000	10,904,000	9,687,000
Sales and marketing	3,000,000	3,684,000	13,560,000	11,040,000
General and administrative	3,498,000	3,240,000	14,727,000	12,570,000
Change in fair value of warrants	(646,000)	540,000	(4,360,000)	(1,285,000)
Change in fair value of option liabilities	60,000	(150,000)	740,000	30,000

Total operating expenses	7,868,000	9,975,000	35,571,000	32,042,000

Operating loss	(5,974,000)	(8,614,000)	(29,412,000)	(25,323,000)

Other income (expense):
Interest income	3,000	3,000	9,000	9,000
Interest expense	(861,000)	(763,000)	(2,784,000)	(2,052,000)
Other income (expense), net	(18,000)	174,000	(55,000)	23,000
Equity loss from investment in joint venture	(56,000)	(53,000)	(209,000)	(151,000)

Total other income	(932,000)	(639,000)	(3,039,000)	(2,171,000)

Net loss	(6,906,000)	(9,253,000)	(32,451,000)	(27,494,000)

Basic and diluted net loss per common share	$(0.12)	$(0.18)	$(0.61)	$(0.60)

Basic and diluted weighted average common shares	55,664,792	50,207,187	53,504,030	45,947,966

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Years Ended December 31,
	2011 (Unaudited)	2010
Cash flows from operating activities:
Net loss	$(32,451,000)	$(27,494,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	855,000	931,000
Amortization of deferred financing costs and debt discount	711,000	703,000
Increase (reduction) in allowance for doubtful accounts	483,000	460,000
Change in fair value of warrants	(4,360,000)	(1,285,000)
Change in fair value of option liability	740,000	30,000
Stock-based compensation	3,316,000	3,055,000
Equity loss from investment in joint venture	209,000	151,000
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	(670,000)	(902,000)
Inventories	60,000	(777,000)
Other current assets	(3,000)	36,000
Other assets	(1,206,000)	(110,000)
Accounts payable and accrued expenses	(1,436,000)	811,000
Deferred revenues, related party	(1,992,000)	(2,122,000)
Deferred revenues	315,000	2,541,000
Long-term deferred rent	106,000	398,000

Net cash used in operating activities	(35,323,000)	(23,574,000)

Cash flows from investing activities:
Purchases of property and equipment	(560,000)	(610,000)
Cash invested in restricted cash	—	(350,000)
Investment in joint venture	—	(330,000)

Net cash used in investing activities	(560,000)	(1,290,000)

Cash flows from financing activities:
Principal payments on long-term obligations	(4,529,000)	(5,454,000)
Proceeds from long-term obligations	9,444,000	20,000,000
Debt issuance costs and loan fees	(719,000)	(559,000)
Proceeds from exercise of employee stock options and warrants	2,849,000	7,128,000
Proceeds from sale of common stock	13,286,000	45,486,000
Costs from sale of common stock	(194,000)	(1,923,000)

Net cash provided by financing activities	20,137,000	64,678,000

Net increase (decrease) in cash and cash equivalents	(15,746,000)	39,814,000

Cash and cash equivalents at beginning of year	52,668,000	12,854,000

Cash and cash equivalents at end of year	$36,922,000	$52,668,000